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                                                                    EXHIBIT 10.3

                           NONCOMPETITION AGREEMENT

     THIS NONCOMPETITION AGREEMENT ("Agreement") is made and entered into as of September 22, 1995, by and among GRIP TECHNOLOGIES, INC., a California corporation ("Griptec"), USG ACQUISITION CORPORATION, a California corporation ("GTI Sub"), and J. BARRIE OGILVIE, an individual ("Ogilvie").


                                   RECITALS
                                   --------

A. Griptec, GTI Sub, Ogilvie and others are parties to that certain Agreement and Plan of Reorganization, dated as of September 20, 1995 ("Merger Agreement"), pursuant to which USGRIPS, Inc., a Florida corporation ("USG") was merged with and into GTI Sub, and in connection therewith, shares of Common Stock of Griptec, the parent of GTI Sub, were issued to all of the shareholders of USG. Ogilvie was the controlling shareholder of USG and was its Chief Executive Officer and a director.

B. As a material inducement to Griptec and GTI Sub (Griptec and GTI Sub are sometimes hereafter collectively referred to as the "Company") to enter into the Merger Agreement, Ogilvie agrees not to compete with the Company upon the terms and subject to the conditions set forth herein. This Agreement is delivered pursuant to Section 10.1 of the Merger Agreement.


                              TERMS AND CONDITIONS
                              --------------------

     NOW, THEREFORE, in consideration of the foregoing recitals and premises, and the mutual promises, agreements, representations and warranties herein contained, the parties hereto agree as follows:

     1.  Noncompetition Covenant.  Ogilvie hereby agrees that he will not, at
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any time from and after the date hereof until September 22, 2000
("Noncompetition Period"), directly or indirectly, engage in any business, trade or activity, or have any interest in any person, firm, corporation, entity, business or venture (whether as an employee, independent contractor, officer, director, agent, partner, joint venturer, shareholder, creditor, lender or otherwise) or advise or consult with any person or entity, that engages in any business, trade or activity in the Territory (as that term is defined in Section hereof) which business, trade or activity is the same as, similar to or competitive with the Company's Business (as that term is defined in Section hereof).
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     2.  Definition of Territory.  For purposes hereof, the term "Territory"
         -----------------------
means and refers to all of the following: (i) any county or counties in any state in the United States; (ii) each of the 58 counties of the State of California; (iii) each of the counties of each of the other states of the United States of America; and (iv) worldwide, including without limitation, the following foreign countries: all countries of European Community and Japan; in which USG has done business. For purposes hereof, the terms "doing business," "done business" and "does business" means and refers to any aspect of the Company's Business, including, without limitation, sales, marketing, distribution, receiving or taking orders, advertising, promoting, designing or manufacturing.

     3.  Definition of Company's Business.  For purposes hereof, the term
         --------------------------------
Company's Business means the design, manufacture, marketing, sales and distribution of sports grips, including grips for golf clubs.

     4.  Covenant Consideration.  The parties hereto acknowledge and agree that
         ----------------------
no portion of the consideration payable to Ogilvie pursuant to the Merger Agreement has been separately allocated to the covenants and obligations of Ogilvie set forth in this Agreement.

     5.  Specific Performance; Injunctive Relief.  If Ogilvie breaches, or
         ---------------------------------------
threatens to breach, the noncompetition covenant described in Section 1 hereof, the Company shall have the right, in addition to any other rights or remedies which it may have, to seek and obtain specific performance thereof and to enjoin such breach or threatened breach. The parties hereto acknowledge and agree that any such breach or threatened breach will cause irreparable injury to the Company, and that the Company could not be reasonably or adequately compensated in damages at law. The equitable remedies provided herein are not exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     6.  Interpretation and Enforceability.
         ---------------------------------

         6.1  Severability of Covenants.  The parties hereto intend that
              -------------------------
the noncompetition covenant described in Section 1 hereof shall be deemed to be a series of separate noncompetition covenants, one for each county and/or governmental jurisdiction in which USG has done business. Except as provided in the immediately preceding sentence, each such separate noncompetition covenant shall be deemed identical in terms to each other noncompetition covenant contained in Section 1 hereof. If, in any judicial proceeding, a court shall refuse to enforce any of the separate noncompetition covenants deemed included in Section 1, then such unenforceable noncompetition covenant(s) shall be

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deemed eliminated from the provisions thereof for the purpose of such proceedings to the extent necessary to permit the remaining separate noncompetition covenant(s) to be enforced in such proceedings.

          6.2  Blue-Pencilling.  If any court determines that any noncompetition
               ---------------
covenant included in Section 1 hereof, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

          6.3  Application of Other Law.  Notwithstanding the provisions of
               ------------------------
Section 1 hereof, if the noncompetition covenant included in Section 1 hereof, as it relates to any Territory exclusive of the State of California (or any county thereof), would not be enforceable under California law but would be enforceable under the internal laws of that other jurisdiction, then such noncompetition covenant, solely as it relates to such other jurisdiction, shall be governed by, interpreted under and construed and enforced in accordance with the internal laws of such local jurisdiction.

     7.  Cross Default Provision.  Any breach or default under the terms of this
         -----------------------
Agreement shall be deemed to be a breach and default under the Merger Agreement and any breach or default under the Merger Agreement shall be deemed to be a breach and default hereunder.

     8.  Notices.  All notices, requests, demands and other communications
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required or contemplated hereunder shall be in writing, shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed to have been given upon the earlier of
(a) the date of personal delivery to the person to receive such notice at the address indicated below or (b) if mailed to the person to receive such notice at the address indicated below, four (4) business days after the date of posting by the United States Post Office as evidenced by the execution of the return receipt. The parties addresses, for all purposes hereof, are as follows:

     Griptec or GTI  Sub:         Grip Technologies, Inc.
                                  1681 McGaw
                                  Irvine, California  92714
                                  Attn:  Mr. Sam G. Lindsay, President

                 Ogilvie:         Mr. J. Barrie Ogilvie
                                  140 Gravel Pit Road
                                  R.R. #3
                                  Dundas, Ontario, Canada  L9H 5E3

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Notice of change of address shall be given by written notice but shall not be deemed effective until it has been given in the manner detailed in this Section.

     9.   Applicable Law.  Except as provided in Section  hereof, this Agreement
          --------------
shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

     10.  Attorneys' Fees and Litigation Costs.  If any suit, legal proceeding
          ------------------------------------
or other action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in such proceeding or action, in addition to any other relief to which it may be entitled.

     11.  Waivers.  No waiver of any breach or default hereunder, or of any
          -------
condition precedent to the performance of any obligation hereunder, shall be considered valid unless in writing and signed by the parties giving such waiver or against whom such waiver is to be enforced, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     12.  Interpretation.  The parties hereto acknowledge and agree that each
          --------------
has been given the opportunity to independently review this Agreement with legal counsel, and has the requisite experience and sophistication to understand, interpret and agree to the particular language of the provisions hereof. In the event of any ambiguity in or dispute regarding the interpretation of this Agreement, or any provision hereof, the interpretation of this Agreement shall not be resolved by any rule providing for interpretation against the party who causes the uncertainty to exist or against the party who is the draftsman of this Agreement.

     13.  Section Headings.  The section headings in this Agreement are included
          ----------------
for convenience only, are not a part of this Agreement and shall not be used in construing it.

     14.  Reference to Sections.  All references to sections are deemed to
          ---------------------
include references to the sections subsidiary to the section referred to when the context so requires. The term "this Section" refers to the Section of the Agreement in which the reference is made and all other Sections subsidiary to the Section referred.

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

     15.  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of each corporate party hereto, their respective successors and permitted assigns, and each individual party hereto and his heirs, personal representatives, estates, successors and permitted assigns.

     16.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     17.  Entire Agreement; Amendment.  This Agreement contains the entire
          ---------------------------
understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous written or oral negotiations and agreements between them regarding the subject matter hereof. No addition, modification or amendment of or to any term or provision of this Agreement, or to this Agreement as a whole, shall be effective unless set forth in writing and signed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above mentioned.

GRIP TECHNOLOGIES, INC., a
California corporation



By
  -----------------------------          -----------------------------
        Sam G. Lindsay                       J. BARRIE OGILVIE
          President

By
  -----------------------------
    James E. McCormick III
        Secretary


USG ACQUISITION CORPORATION, a
California corporation


By
  ------------------------------
        Sam G. Lindsay
          President

By
  -------------------------------
    James E. McCormick III
        Secretary


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